Exhibit 16.1

MONTGOMERY COSCIA GREILICH LLP

Certified Public Accountants

2701 Dallas Parkway, Suite 300

Plano, Texas 75093

972.378.0400 p

972.378.0416 f

July 16, 2009

U.S. Securities and Exchange Commission

Office of the Chief Accountant

450 Fifth Street, NW

Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Duke Mining Company, Inc. dated July 2, 2009, and agree with the statements concerning our Firm contained in the first, third and fourth paragraphs therein.  We have no basis to agree or disagree with the other statements of the registrant contained therein.

Very truly yours,

/s/  MONTGOMERY, COSCIA, GREILICH L.L.P.

MONTGOMERY COSCIA GREILICH LLP

Certified Public Accountants

2701 Dallas Parkway, Suite 300

Plano, Texas 75093

972.378.0400 p

972.378.0416 f

July 16, 2009

U.S. Securities and Exchange Commission

Office of the Chief Accountant

450 Fifth Street, NW

Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Duke Mining Company, Inc. dated July 2, 2009, and agree with the statements concerning our Firm contained in the first, third and fourth paragraphs therein.  We have no basis to agree or disagree with the other statements of the registrant contained therein.

Very truly yours,

MONTGOMERY, COSCIA, GREILICH L.L.P.